Exhibit 99.2

DigitalOcean Announces Pricing of Upsized Offering of $550 Million of Convertible Senior Notes

BROOMFIELD, Colo., August 12, 2025 (BUSINESS WIRE) — DigitalOcean Holdings, Inc. (“DigitalOcean”) (NYSE: DOCN), today announced the pricing of $550 million aggregate principal amount of 0.00% convertible senior notes due 2030 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the Offering was increased from the previously announced offering size of $500 million. The sale of the notes to the initial purchasers is expected to close on August 14, 2025, subject to customary closing conditions.

DigitalOcean also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $75 million aggregate principal amount of the notes.

The notes will be senior, unsecured obligations of DigitalOcean and not bear regular interest and the principal amount of the Notes will not accrete. The notes will mature on August 15, 2030, unless earlier converted, redeemed or repurchased by DigitalOcean.

DigitalOcean estimates that the net proceeds from the offering will be approximately $532.4 million (or approximately $605.6 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by DigitalOcean.

DigitalOcean expects to use the net proceeds from the offering to pay the $73.81 million cost of the capped call transactions described below and the remainder of the net proceeds from the offering, together with cash on hand and $440 million of term loans under DigitalOcean’s credit facility (the “credit facility”) if the initial purchasers do not exercise their option to purchase additional notes in full prior to August 14, 2025 (or $380 million of term loans under the credit facility if the initial purchasers exercise their option to purchase additional notes in full), to repurchase for approximately $1,131.3 million in cash approximately $1,187.7 million aggregate principal amount of its 0.00% convertible senior notes due 2026 (the “2026 notes”) in the note repurchase transactions described below. If the initial purchasers exercise their option to purchase additional notes, DigitalOcean expects to use any additional net proceeds from the offering to enter into additional capped call transactions and the remainder for general corporate purposes, working capital, operating expenses and capital expenditures, which may include additional repurchases of the 2026 notes.

Prior to May 15, 2030, the notes will be convertible at the option of the noteholders only if one or more specific conditions are met. On or after May 15, 2030 until the close of business on the scheduled trading day immediately before the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Upon conversion, DigitalOcean will settle conversions by paying or delivering, as applicable, cash, shares of DigitalOcean’s common stock, par value $0.000025 per share (the “common stock”) or a combination of cash and shares of common stock, at DigitalOcean’s election. The initial conversion rate is 25.5317 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $39.17 per share of the common stock, which represents a conversion premium of approximately 32.5% to the last reported sale price of the common stock on The New York Stock Exchange on August 11, 2025), and will be subject to customary anti-dilution adjustments.

The notes will not be redeemable at DigitalOcean’s election before August 15, 2028. The notes will be redeemable, in whole or in part (subject to certain limitations), at DigitalOcean’s option at any time, and from time to time, on a redemption date on or after August 15, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid additional interest and special interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the common stock exceeds 130% of the conversion price for a specified period of time.

If DigitalOcean undergoes a “fundamental change” (as defined in the indenture that will govern the notes), then, subject to certain conditions and a limited exception, noteholders may require DigitalOcean to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid additional interest and special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the notes or if DigitalOcean delivers a redemption notice, DigitalOcean will, in certain circumstances, increase the conversion rate of the notes for a noteholder who elects to convert its notes in connection with such a corporate event or redemption notice, as the case may be.

In connection with the pricing of the notes, DigitalOcean entered into privately negotiated capped call transactions with an affiliate of one of the initial purchasers and other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments substantially similar to those applicable to the notes, the number of shares of common stock initially underlying the notes. The capped call transactions are generally expected to reduce the potential dilution to the common stock upon any conversion of the notes and/or offset any potential cash payments DigitalOcean is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, then DigitalOcean expects to use a portion of net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to such additional notes with the option counterparties.

The cap price of the capped call transactions relating to the notes is initially $66.51 per share of the common stock, which represents a premium of 125% over the last reported sale price of the common stock on The New York Stock Exchange on August 11, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, DigitalOcean expects the option counterparties or their respective affiliates will enter into various derivative transactions with respect to the common stock and/or purchase shares of common stock concurrently with or shortly after the pricing of the notes, including with, or from, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling shares of common stock or other securities of DigitalOcean in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of the notes or following any repurchase of the notes in connection with any fundamental change or following any redemption of notes and (y) are likely to do so following any other repurchase of the notes, if DigitalOcean elects to unwind a corresponding portion of the capped call transactions, in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect a noteholder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its notes.

Concurrently with the pricing of the offering, DigitalOcean entered into privately negotiated transactions effected through one of the initial purchasers or its affiliate, as agent, with certain noteholders of the 2026 notes to repurchase for approximately $1,131.3 million cash approximately $1,187.7 million aggregate principal amount of the 2026 notes, on terms negotiated with each noteholder of the 2026 notes repurchased (each, a “note repurchase transaction”). This press release is not an offer to repurchase the 2026 notes, and the offering of the notes is not contingent upon the repurchase of the 2026 notes.

In connection with any note repurchase transaction, DigitalOcean expects that holders of the 2026 notes who agree to have their 2026 notes repurchased and who have hedged their equity price risk with respect to such 2026 notes (the “hedged holders”) will unwind all or part of their hedge positions by buying the common stock and/or entering into or unwinding various derivative transactions with respect to the common stock. The amount of the common stock to be purchased by the hedged holders or in connection with such derivative transactions may have been substantial in relation to the historic average daily trading volume of the common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of the common stock, including concurrently with the pricing of the notes, and may have resulted in a higher effective conversion price of the notes. DigitalOcean cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or the common stock.

Concurrent with and subject to the pricing of the offering, DigitalOcean plans to adopt a new stock repurchase program authorizing the repurchase of up to $100 million of its common stock, from time to time after the completion of the offering (the “Repurchase Program”). DigitalOcean intends to repurchase shares of its common stock under the Repurchase Program when it is opportune to do so at prevailing market prices or in negotiated transactions off the market. The purchases under the Repurchase Program will occur using a variety of methods, which may include but are not limited to open market purchases, the implementation of a 10b5-1 plan, and/or any other available methods in accordance with Securities and Exchange Commission (“SEC”) and other applicable legal requirements. There can be no assurances as to the timing, amount or manner of any repurchases under the Repurchase Program. Any repurchases under the Repurchase Program will be subject to market conditions and other factors and may be discontinued at any time. The Repurchase Program will expire on July 31, 2027.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act, any state securities laws, and unless so registered, may not be offered or sold in the United States, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About DigitalOcean

DigitalOcean is the simplest scalable cloud platform that democratizes cloud and AI for digital native enterprises around the world. Our mission is to simplify cloud computing and AI to allow builders to spend more time creating software that changes the world. More than 600,000 customers trust DigitalOcean to deliver the cloud, AI, and ML infrastructure they need to build and scale their organizations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, among other things, the completion of the offering, the capped call transactions, the note repurchase transactions, borrowings under the credit facility, the expected amount and intended use of the proceeds from the offering, the Repurchase Program and the potential impact of the foregoing or related transactions on the market price of the common stock or the trading price of the notes. Forward-looking statements represent DigitalOcean’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to DigitalOcean’s business, including those described under the caption “Risk Factors” and elsewhere in DigitalOcean’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025, in its Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 6, 2025 and August 5, 2025, respectively, and the future quarterly and current reports that DigitalOcean files with the SEC. DigitalOcean may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and DigitalOcean does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Media Contact

Ken Lotich

press@digitalocean.com

Investor Contact

Melanie Strate

investors@digitalocean.com